                                            Exhibit 5.1
[LETTERHEAD OF MCGUIREWOODS]

August 9, 2017

KEMET Corporation
2835 Kemet Way
Simpsonville, South Carolina 29681

Re:    Registration Statement on Form S-8
4,800,000 Shares of Common Stock of KEMET Corporation
pursuant to the KEMET Corporation Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to KEMET Corporation, a Delaware corporation (the Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) by the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,800,000 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the KEMET Corporation Omnibus Incentive Plan (the “Plan”).

Documents Reviewed
In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith or incorporated by reference therein. In addition we have examined and relied upon the following:

(i)
a certificate from the secretary of the Company certifying as to (A) true and correct copies of the Second Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and (B) the resolutions of the Board of Directors of the Company with respect to the Plan authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance and sale of the Shares by the Company pursuant to the Plan (the “Authorizing Resolutions”);

(ii)	a certificate dated August 9, 2017 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

KEMET Corporation
August 9, 2017

“Applicable Law” means the internal laws of the State of Delaware and the Delaware General Corporation Law.
Assumptions Underlying Our Opinion
For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following:

(a)
Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii)  certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)    Signatures. The signatures of individuals signing the Registration Statement are genuine.

(c)
Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents;

(d)	Registration Statement. The Registration Statement will be effective under the Securities Act.

(e)
No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Registration Statement.

Our Opinion
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that (i) when the Shares have been issued and sold as contemplated by the Registration Statement, (ii) the Company has received the consideration provided for in the Plan, (iii) such consideration per Share is not less than the amount required by the Authorizing Resolutions and (iv) certificates in the form required under the laws of the State of Delaware representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, such Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinion
The opinion set forth above is limited to the Applicable Law, and we do not express any opinion concerning any other law.

KEMET Corporation
August 9, 2017

Miscellaneous
The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinion is based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement our opinion subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the incorporation by reference of this opinion of counsel into the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP